UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2011

Catasys, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On June 10, 2011, Peter Donato, the Principal and Chief Financial Officer of Catasys, Inc. (the “Company”) informed the Company he was relocating his family out of state, and therefore tendered his resignation to the Company effective July 1, 2011.

(c) On June 13, 2011, the Board of Directors of the Company appointed Susan Etzel as the Company’s Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer effective July 1, 2011.

Ms. Etzel, 37, has served as the Company’s Corporate Controller since February 28, 2011. Prior to joining the Company, Ms. Etzel acted as the Controller of Clearant, Inc., a developer of pathogen inactivation technology, from July 2005 until February 28, 2011.  Ms. Etzel received a Bachelor of Business Economics with an emphasis in Accounting from the University of California, Santa Barbara.  She is also a Certified Public Accountant.

There are no arrangements or understandings between Ms. Etzel and any other person pursuant to which Ms. Etzel was appointed as Chief Financial Officer and Principal Accounting Officer. There are no transactions to which the Company is a party and in which Ms. Etzel has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K. Ms. Etzel has no family relations with any directors or executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catasys, Inc.

June 16, 2011	By:	/s/ PETER L. DONATO
Peter L. Donato
Chief Financial Officer